EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K of Pacific Health Care Organization, Inc. (the “Company”) for the periods ended December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Tom Kubota, as Chief Executive Officer of the Company, and Kristina Kubota, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his and her knowledge:

(1)         The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 31, 2023	By:	/s/ Tom Kubota
Tom Kubota
Chief Executive Officer

Date: March 31, 2023	By:	/s/ Kristina Kubota
Kristina Kubota
Chief Financial Officer